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As filed with the Securities and Exchange Commission on July 23, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	95-4640368
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

300 North Lake Avenue, Suite 300 Pasadena, California 91101
(Address of principal executive offices) (Zip Code)

PAULA FINANCIAL
AMENDED AND RESTATED 1997
STOCK INCENTIVE PLAN
(Full title of the Plan)

Jeffrey A. Snider
President and Chief Executive Officer
PAULA Financial
300 North Lake Avenue, Suite 300
Pasadena, California 91101
(Name and address of agent for service)

(626) 304-0401
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Amended and Restated 1997 Stock Incentive Plan
Common Stock, par value $.01 per share	700,000 shares	$1.90	$1,330,000	$332.50

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PAULA Financial Amended and Restated 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of the registration fee for this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices as reported on the consolidated reporting system as of July 17, 2001.

PART II

Information Required in the Registration Statement

    On December 18, 1997, PAULA Financial filed with the Securities Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-42627) with respect to the registration of 200,000 shares of Common Stock reserved for issuance under its 1997 Stock Incentive Plan (as amended). The contents of such prior registration statement are hereby incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

    PAULA Financial (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001;

  (b)
  The Registrant's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Commission on April 30, 2001;

  (c)
  The Registrant's Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2001, filed with the Commission on May 15, 2001; and

  (d)
  The Registrant's Registration Statement on Form 8-A (File No. 000-23181), filed with the Commission on October 7, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number	Exhibit
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.
99	Amended and Restated 1997 Stock Incentive Plan.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on this 23rd day of July, 2001.

PAULA FINANCIAL
By:	/s/ JEFFREY A. SNIDER Jeffrey A. Snider President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

    That each person whose signature appears below constitutes and appoints Jeffrey A. Snider and James A. Nicholson, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY A. SNIDER Jeffrey A. Snider	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 23, 2001
/s/ JAMES A. NICHOLSON James A. Nicholson	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	July 23, 2001
/s/ KARL T. HANSEN Karl T. Hansen	Director	July 23, 2001
/s/ JOEL W. GEDDES Joel W. Geddes	Director	July 23, 2001
/s/ ROBERT ANDERSON Robert Anderson	Director	July 23, 2001
/s/ JAMES G. PARKER James G. Parker	Director	July 23, 2001

II–2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933

PAULA FINANCIAL

EXHIBIT INDEX

Exhibit Number	Exhibit
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.
99	Amended and Restated 1997 Stock Incentive Plan.

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PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX